Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, April 28, 2010	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

DECLARES QUARTERLY DIVIDEND

Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) Board of Directors today declared a quarterly cash dividend on both classes of common stock of $.03 per share.  The dividend will be payable on June 10, 2010 to sha reholders of record at the close of business on May 10, 2010.

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Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots — a 165,000-square foot video lottery casino complex featuring the latest in slot machine offerings, multi-player electronic table games and a new Race and Sports Book; the Dover Downs Hotel and Conference Center — a 500 room AAA Four Diamond hotel with conference, banquet, fine dining, ballroom and concert hall facilities; and Dover Downs Raceway — a harness racing track with pari-mutuel wagering on live and simulcast horse races.